UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A/A
(Amendment No. 1)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Dominion Resources, Inc.
(Exact name of registrant as specified in its charter)

Virginia	54-1229715
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

120 Tredegar Street Richmond, Virginia	23219
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered
2013 Series A Corporate Units	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:     333-179213

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of class)

EXPLANATORY NOTE

This Form 8-A/A amends and restates in its entirety the Registration Statement on Form 8-A filed by Dominion Resources, Inc. with the Securities and Exchange Commission on June 4, 2013 and is being filed in order to clarify that the registered securities are the 2013 Series A Corporate Units.

Item 1.	Description of Registrant’s Securities to be Registered

           The description of the Registrant’s 2013 Series A Corporate Units to be registered hereunder is set forth under the captions “Description of Debt Securities” and “Description of Stock Purchase Contracts and Stock Purchase Units” contained in the Prospectus, dated January 27, 2012, to the Registrant’s registration statement on Form S-3 (File No. 333-179213) originally filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Securities Act”) on January 27, 2012, and under the captions “Description of the Equity Units,” “Description of the Purchase Contracts,” “Certain Provisions of the Purchase Contract and the Pledge Agreement” and “Description of the Remarketable Subordinated Notes” included in the Prospectus Supplement filed with the Commission on June 4, 2013, pursuant to Rule 424(b) under the Securities Act.  Such descriptions are incorporated herein by reference.

Item 2.	Exhibits

Exhibit No	Description
1.	Articles of Incorporation, amended and restated effective May 20, 2010 (incorporated by reference to Exhibit 3.1 to Dominion Resources, Inc.’s Form 8-K filed May 20, 2010, File No. 1-8489).
2.	Amended and Restated Bylaws, effective May 3, 2013 (incorporated by reference to Exhibit 3.1 to Dominion Resources, Inc.’s Form 8-K filed May 3, 2013, File No. 1-8489).
*3.	Form of Common Stock Certificate.
*4.
2013 Series A Purchase Contract and Pledge Agreement between Dominion Resources, Inc. and Deutsche Bank Trust Company Americas as Purchase Contract Agent, Collateral Agent, Custodial Agent and Securities Intermediary.

*5.	Form of 2013 Series A Remarketing Agreement (included in Exhibit 4 above).
*6.	Form of 2013 Series A Corporate Unit Certificate (included in Exhibit 4 above).
*7.	Form of 2013 Series A Treasury Unit Certificate (included in Exhibit 4 above).
8.
Junior Subordinated Indenture II, dated June 1, 2006, between Dominion Resources, Inc. and The Bank of New York Mellon (successor to JPMorgan Chase Bank, N.A.), as Trustee (incorporated by reference to Exhibit 4.1 to Dominion Resources, Inc.’s Form 10-Q for the quarter ended June 30, 2006 filed August 3, 2006, File No. 1-8489).

9.
Form of Third Supplemental and Amending Indenture to the Junior Subordinated Indenture II, dated June 1, 2009, among Dominion Resources, Inc., The Bank of New York Mellon (successor to JPMorgan Chase Bank, N.A.) as Original Trustee and Deutsche Bank Trust Company Americas, as Series Trustee, incorporated by reference to Exhibit 4.2 to Dominion Resources, Inc.’s Form 8-K filed June 15, 2009, File No. 1-8489).

*10.	Fourth Supplemental Indenture between Dominion Resources, Inc. and Deutsche Bank Trust Company Americas.
*11.	Form of 2013 Series A 1.07% Remarketable Subordinated Note due 2021 of Dominion Resources, Inc. (included in Exhibit 10 above).

* To be filed either by amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

Pursuant to the requirements of Section 12 of Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dominion Resources, Inc.

By:  /s/  Mark F. McGettrick
Mark F. McGettrick
Executive Vice President and Chief Financial Officer

Dated: June 6, 2013